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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-60514) pertaining to the Axsys Technologies, Inc. 401(k) Retirement Plan and Trust of our report dated May 28, 2003, with respect to the financial statements and schedule of the Axsys Technologies, Inc. 401(k) Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP
Hartford, Connecticut June 20, 2003

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Consent of Independent Auditors